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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 33-9293, 33-11154, 33-15271, 33-18602, 33-25860, 33-28505,
33-33344, 33-38220, 33-51129, 33-56577, 333-01459, 333-09867, 333-15179,
333-34543, 333-34651, 333-38163, 333-40677, 333-40675, 333-59503, 333-62987,
333-65531, 333-67183, 333-72413, 333-86267, 333-89391, 333-90907, 333-35796,
333-45540, 333-48080, 333-49788, 333-52314, 333-56358, 333-59466, 333-61120,
333-62034, 333-68140, 333-73218 and 333-98097) pertaining to the 1982 Incentive
Stock Option Plan, the Restricted Stock Plan, the 1984 Employee Stock Purchase Plan, the 1987 Stock Option Plan, the 1988 Directors' Stock Option Plan, the 1989 French Stock Option Plan, the 1990 Employee Stock Purchase Plan, the 1990 Long-Term Equity Incentive Plan, the Equity Compensation Acquisition Plan, the U.S. Non-Qualified Deferred Compensation Plan, the Integrity Arts, Inc. 1996 Stock Option Plan, the 1997 French Stock Option Plan, the Red Cape Software, Inc. 1996 Stock Option Plan, the NetDynamics, Inc. 1995 Stock Option Plan, the i-Planet, Inc. 1996 Stock Option/ Stock Issuance Plan, the MAXSTRAT Corporation 1994 Stock Option Plan, the Star Division Corporation 1998 Stock Option Plan, the Forte Software, Inc. 1996 Stock Option Plan and 1997 Stock Option Plan, the Innosoft International, Inc. 1992 Stock Incentive Plan and 1999 Equity Incentive Plan, the Gridware, Inc. 2000 Equity Incentive Plan, the Cobalt Networks, Inc. Amended and Restated 1997 Employee Stock Plan and 1999 Director Option Plan, the 1999 Stock Option Plan of Chili!Soft Inc., the 1998 Stock Option Plan of Chili!Soft, Inc., the 1997 Stock Option Plan of Chili!Soft, Inc., the InfraSearch, Inc. 2000 Stock Plan, the HighGround Systems, Inc. Stock Option Plan, the LSC, Incorporated 1992 Stock Option Plan, the Isopia Inc. Stock Option Plan, the Afara Websystems, Inc. 2000 Equity Incentive Plan, and in the Registration Statements (Form S-3 Nos. 333-81101 and 333-63716) of Sun Microsystems, Inc. of our report dated September 16, 2002, with respect to the consolidated financial statements and schedule of Sun Microsystems, Inc. included in the Annual Report (Form 10-K) for the year ended June 30, 2002.

                                                          /s/ Ernst & Young LLP

San Jose, California
September 24, 2002